UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously reported on Form 8-K filed on March 20, 2012, on such date Master MetSun II, LP and Master MetSun III, LP, two of our existing joint ventures, transferred their ownership interest in two venture subsidiaries (the “Subsidiaries”) to the Company for no cash consideration. The Subsidiaries indirectly own five senior living facilities and one land parcel (the “Facilities”). Prior to the transfer, the Company had a 20% indirect ownership interest in the Facilities. As a result of the transfer, the Facilities are now 100% indirectly owned by the Company and will be consolidated in our financial results commencing March 20, 2012. Sunrise Senior Living Management, Inc. (“SSLMI”), a wholly owned subsidiary of the Company, manages the Facilities. The Company is pursuing new venture and refinancing opportunities for the Facilities.

The existing Facility level mortgage debt, which will be consolidated in our financial results commencing March 20, 2012, was described in the previous Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of the Subsidiaries required by this Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: March 23, 2012	By:	/s/ C. Marc Richards
Name: C. Marc Richards

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